EXHIBIT 21
PETROLEUM HELICOPTERS INC.
SUBSIDIARIES OF THE REGISTRANT AT APRIL 30, 1997

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                                          PLACE OF                % OF VOTING
COMPANY                                   INCORPORATION           STOCK OWNED
-------                                   -------------          -------------

International Helicopter Transport, Inc.  Louisiana              100%

Evangeline Airmotive, Inc.                Louisiana              100%

Petroleum Helicopters De Bolivia, Inc.    Delaware               100%

Heli-Tours, Inc.                          Louisiana              100%

Acadian Composites, Inc.                  Louisiana              100%

Transnatinal Transit LTD                  Trinidad               20%

Asis Aircraft Overseas Phillippines       Philippines            30%

Siam Aerospace Technology                 Thailand               30%

Clintondale Aviation                      New York               50%

Aeroservicios Ranger                      Venezuela              28%



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